EXHIBIT 21.1

SUBSIDIARIES OF HORMEL FOODS CORPORATION

The Company owns the indicated percentage of the issued and outstanding stock of the following corporations:

Name of Subsidiary	State or Country of Incorporation	Ownership Percentage
Alma Foods, LLC	Delaware	100%
Beijing Hormel Business Management Co. Ltd.	China	100%
Beijing Hormel Foods Co. Ltd.	China	80%
Campoco, Inc.	Minnesota	100%
Century Foods International, LLC	Delaware	100%
Champ, LLC	Delaware	100%
Clougherty Packing, LLC	Delaware	100%
Creative Contract Packaging, LLC	Delaware	100%
Dan’s Prize, Inc.	Minnesota	100%
Diamond Crystal Brands, Inc.	Delaware	100%
Diamond Crystal Bremen, LLC	Delaware	100%
Diamond Crystal Sales, LLC	Delaware	100%
Dold Foods, LLC	Delaware	100%
Dubuque Foods, LLC	Delaware	100%
FJ Foodservice, LLC	Delaware	100%
Fort Dodge Foods, LLC	Delaware	100%
Hormel Canada, Ltd.	Canada	100%
Hormel Financial Services Corporation	Minnesota	100%
Hormel Foods Australia Pty Limited	Australia	100%
Hormel Foods Corporate Services, LLC	Delaware	100%
Hormel Foods International Corporation	Delaware	100%
Hormel Foods Japan K.K.	Japan	100%
Hormel Foods Licensing Islandi ehf	Iceland	100%
Hormel Foods, LLC	Minnesota	100%
Hormel Foods Sales, LLC	Delaware	100%
Hormel Health Labs, LLC	Delaware	100%
Hormel Netherlands B.V.	Netherlands	100%
Hormel Patak, LLC	Delaware	100%
Hormel Spain S.R.L.	Spain	100%
Jennie-O Turkey Store, Inc.	Minnesota	100%
Jennie-O Turkey Store International, Inc.	Minnesota	100%
Jennie-O Turkey Store, LLC	Minnesota	100%
Jennie-O Turkey Store Sales, LLC	Delaware	100%
JJOTS, LLC	Minnesota	100%
Kenosha HRL, Inc.	Wisconsin	100%
Lloyd’s Barbeque Company, LLC	Delaware	100%
Logistic Service, LLC	Delaware	100%
Melting Pot Foods, LLC	Delaware	100%
Mexican Accent, LLC	Delaware	100%
Mountain Prairie, LLC	Colorado	100%
Osceola Food, LLC	Delaware	100%
Park Ten Foods, Ltd.	Texas	100%
Park Ten Foods Minnesota, LLC	Minnesota	100%
Park Ten Foods Texas, LLC	Minnesota	100%
PFFJ, LLC	Delaware	100%
Precept Foods, LLC	Delaware	51%
Rochelle Foods, LLC	Delaware	100%
Shanghai Hormel Foods Co. Ltd.	China	81%
Stagg Foods, LLC	Delaware	100%
West Central Turkeys, LLC	Delaware	100%